                                                                     EXHIBIT 4.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                          REGIONS FINANCIAL CORPORATION


     FIRST.  The name of the corporation is Regions Financial
Corporation.

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The principal office of the corporation shall be in the State of Alabama and shall be located in the City of Birmingham, County of Jefferson. Directors' meetings (unless from time to time specifically otherwise ordered by the Board of Directors) and appropriate corporate functions shall be held in Birmingham. The chief executive officer may, for his convenience, in discharging his duties, locate at whatever place he deems desirable the necessary secretariat and personal assistants for the efficient operation of his office. The corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the corporation may require from time to time. Specialized personnel, such as auditors, examiners, public relation officers, etc., shall be located in such cities as the Directors may from time to time order.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in any manner the scope and generality of the foregoing, the corporation shall have the following purposes and powers:

        (1) To engage generally in the business of owning stock in other corporations which are engaged in the business of banking in all its branches and to transact and do all matters and things incidental thereto or which may at any time hereafter or at any place where the company shall carry on the business, be usual in connection with the business of banking or dealing in money or securities.

        (2) To acquire by purchase, subscription or otherwise, and to receive, hold, own guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon.

        The term "securities" as used in this Certificate of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest of participation in any profit-sharing agreement, collateral- trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights, or, in general, any interests or instruments commonly known as "securities," or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

        (3) To make, establish and maintain investments in securities, and to supervise and manage such investments.

        (4) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merges or consolidated.

        (5) To acquire by purchase or exchange, or by transfer to or by merger or consolidation with the corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the corporation, or by any other lawful means.

         (6) To make loans and give other forms of credit, with or without security, and to negotiate and made contracts and agreements in connection therewith.

         (7) To aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the corporation or in which the corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issues or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the corporation, and to do any and all acts and things designed to accomplish any such purpose.

         (8) To borrow money for any business, object or purpose of the corporation from time to time, without limit as to amount; to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the corporation, whether at that time owned or thereafter acquired.

         (9) To render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association or other entity.

         The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from the terms of any other paragraph in this Certificate of Incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article shall be regarded as independent purposes and powers.

         The corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner exercise by the corporation of the general powers now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Five Hundred Five Million (505,000,000) of which Five Hundred Million (500,000,000) shares are to be common stock (hereinafter called the "Common Stock"), of a par value of sixty-two and one half cents ($.625) each, and Five Million (5,000,000) shares are to be Preferred Stock (hereinafter called the "Preferred Stock") of the par value of one dollar ($1) each.

                  1. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

                           (a) the distinctive designation of, and the number of
                  shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                           (b) the dividend rate or amount for such series, the
                  conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

                           (c) whether or not the shares of such series shall be
                  subject to redemption by the Corporation and the time, prices, and other terms and conditions of such redemption;

                           (d) whether or not the shares of such series shall be
                  subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

                           (e) whether or not the shares of such series shall be
                  convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                           (f) whether or not the shares of such series shall
                  have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof, provided that the holders of shares of the Preferred Stock will not be entitled to more than the lesser of: (i) one vote per $100 liquidation value or (ii) one vote per share, when voting as a class with the holders of the shares of Common Stock, and will not be entitled to vote separately as a class except where the Preferred Stock is adversely affected or for the election of directors after default in the payment of dividends on Preferred Stock;

                           (g) the rights of the shares of such series in the
                  event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

                           (h) any other powers, preferences, and relative,
                  participating, optional, or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

                  2. Authority is hereby expressly granted to the Board of Directors from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine.

                  3. All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

                  4. Whenever dividends upon the Preferred Stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock.

                  5. In the event of any liquidation, dissolution, or winding up of the Corporation or upon the distribution of the assets of the Corporation or upon the distribution of the assets of the Corporation remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, the remaining assets of the Corporation shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of its assets.

                  6. Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held by them and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions, the number of authorized shares of the Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote.

                  7. No holder of Preferred Stock or Common Stock of the Corporation shall have any preemptive right as such holder (other than such right, if any, as the Board of Directors in its discretion may by resolution, determine pursuant to this Article Fourth) to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the Corporation.

         FIFTH. The name and mailing address of each incorporator is as follows:


              NAME                   MAILING ADDRESS
              ----                   ---------------

     Sibyl A. Garrett       P.O. Box 668, Montgomery, Alabama
    ----------------
---------------------------------

    Linda V. Neill          P.O. Box 668, Montgomery, Alabama
    --------------
---------------------------------

    Mary E. Lee             P.O. Box 668, Montgomery, Alabama
    -----------
---------------------------------

     SIXTH.    The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized.

         (1) To make, alter or repeal the by-laws of the corporation.

         (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         (3) To declare such awful dividends, either in cash or stock of the corporation, as in its discretion it may deem advisable.

         (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

         (5) To fix the number of Directors which shall constitute the whole Board, subject to the following:

             (a) The number of Directors constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of Directors shall not be reduced so as to shorten the term of an Director at the time in office, and provided further, that the number of Directors constituting the entire Board shall be 21 until otherwise fixed by a majority of the entire Board, and shall not be less than three. Each Director shall be the record owner of one or more shares of common stock of the corporation.

             (b) The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1982, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any created directorships resulting from any increase in the number of Directors may be filled by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

             (c) Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), any Director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

             (d) Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States Mail, postage prepaid, to the Secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

             (e) Each notice under subsection (d) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the corporation beneficially owned by each such nominee.

             (f) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        (6) By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member or any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        (7) (a) Except as set forth in Clause (d) of this paragraph (7) of Article Seventh the affirmative vote of the holders of at lease 75% of the outstanding shares of the corporation entitled to vote in election of Directors shall be required to effect or validate:

                   (1)      any merger or consolidation with or
into any other corporation, or

                   (2) any sale or lease of all or a substantial part of the assets of the corporation to any other corporation, person or other entity, if as of the record date for determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of the corporation entitled to vote in elections of directors. Such affirmative vote shall be in addition to any vote of the holders of the shares of the corporation otherwise required by law, this certificate of incorporation or any agreement between the corporation and any national securities exchange.

             (b) For purpose of this paragraph (7) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of the corporation:

                   (1) which it owns directly, whether not of record, or

                   (2) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, or

                   (3) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (2) above), by an "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on May 1, 1977, or

                   (4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (2) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the corporation. For the purpose of determining whether a corporation, person or entity is the beneficial owner of one or more of the outstanding shares of the corporation, the outstanding shares of the corporation shall include shares not in fact outstanding but deemed owned through the application of clauses (b)(2), (3) and
(4) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options or otherwise.

             (c) The Board of Directors shall have the power and duty to determine for the purposes of this paragraph (7), on the basis of information known to the corporation whether:

                   (1) such other corporation or other entity beneficially owns more than 5% of the outstanding shares of the corporation entitled to vote in elections of Directors;

                   (2) a corporation, person, or entity is an "affiliate" or "associate" (as defined in paragraph (b) above) of another;

                   (3) the memorandum of understanding referred to in clause (d) below is substantially consistent with the transaction covered thereby.

                    Any such determination shall be conclusive and binding for all purposes of this paragraph (7).

             (d) The provisions of this paragraph (7) shall not apply to:

                   (1) any merger or similar transaction with any corporation if the Board of Directors of the corporations has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become the beneficial owner of more than 5% of the outstanding shares of the corporation entitled to vote in elections of Directors; or after such acquisition of 5% of the outstanding shares, if 75% or more of the entire Board of Directors approve such transaction prior to its consummation; or

                   (2) any merger or consolidation of the corporation with, or any sale or lease to the corporation or any subsidiary thereof of any assets of, or any sale or lease by the corporation or any subsidiary thereof of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in election of Directors is owned of record or beneficially by the corporation and its subsidiaries.

     EIGHTH. Directors of Corporation and its Subsidiaries. Directors of the corporation shall retire as such upon reaching age seventy-two (72) or after serving three (3) years as a member of the Board, whichever event occurs later.

     The nomination and election of Directors of each corporation which is or may in the future be a subsidiary of the corporation shall be conducted in the manner prescribed in the charter or by-laws of said subsidiary corporation.

     NINTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     TENTH. (a) The corporation shall indemnify its officers directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware. (b) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on this application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TWELFTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Special meetings of the stockholders may be called at any time by the Chief Executive Officer, Secretary or Board of Directors of the corporation.

     THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      As provided in Article Seventh, paragraph (1), the Board of Directors is expressly authorized to make, alter or repeal by-laws of the corporation by a vote of a majority of the entire Board; and the stockholders may make, alter or repeal any by-laws whether or not adopted by them, provided however, that any such additional by-laws, alterations or repeal may be adopted only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) at a meeting of stockholders called for such purpose.

      Notwithstanding any other provision of this certificate of incorporation or the by-laws of the corporation (and in addition to any other vote that may be required by law, this certificate of incorporation or the by-laws), the affirmative vote of the holders of at least 75% of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Article Fourth; Article Seventh paragraph (5); Article Seventh paragraph (7); Article Ninth; Article Twelfth; or Article Thirteenth of the certificate of incorporation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of June, 1970.

                                    /s/ Sibyl A. Garrett


                                    /s/ Linda V. Neill


                                    /s/ Mary E. Lee

As amended through August 17, 1998